Independent auditors' consent


The board and shareholders
AXP Extra Income Fund, Inc.:

The board of trustees and unitholders Income Trust:
            High Yield Portfolio


We consent to the use of our reports included or incorporated herein by reference, and to the references to our Firm under the heading "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



                                                               /s/ KPMG LLP



Minneapolis, Minnesota
July 26, 2000